Exhibit 99.1


                      Press Release Dated December 20, 2006



                        Digital Recorders, Inc. Announces
                 Orders for Digital Communications Products with
                    Security Features in U.S. Transit Market

                   Combined Orders Total More Than $1 Million


     DALLAS--(BUSINESS WIRE)--Dec. 20, 2006--Digital Recorders, Inc. (DRI) (NASDAQ:TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, announced today that its Digital Recorders division and TwinVision na, Inc. business unit, both based in Research Triangle Park, N.C., have received orders representing a combined total of more than $1 million from an existing U.S. transit industry customer for digital communications products with security features.

     "These orders illustrate continued recognition of the utility of our digital communications products in core transit and security applications," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

     With expected delivery and installation on new bus vehicles during first and second quarter 2007, the digital communications products ordered include:

     -- Digital Recorders(R) DR600(R) Voice Announcement System with global positioning satellite capabilities,

     --   Digital Recorders(R) Automatic Vehicle Locating System,

     --   VacTell(TM) Video Actionable Intelligence System, and

     --   TwinVision(R) Electronic Destination Sign Systems.

     ABOUT THE DIGITAL RECORDERS DIVISION

     The Company's Digital Recorders division develops and manufactures intelligent transportation products for the transit industry. Products include: computer aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; vandal-resistant, hands-free driver microphones; and more. For more information about the Company's Digital Recorders division, go to www.talkingbus.com.

     ABOUT THE TWINVISION NA, INC. BUSINESS UNIT

     Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. For more information about the Company's TwinVision na, Inc. business unit, go to www.twinvisionsigns.com.

     ABOUT THE COMPANY

     Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators' quest to increase ridership, our products also help reduce dependence on fuel. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     FORWARD-LOOKING STATEMENTS

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the products' order, delivery and installation, or significance in a particular market, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


     CONTACT: Veronica B. Marks
              Manager, Corporate Communications
              Digital Recorders, Inc.
              Phone: (214) 378-4776
              Fax: (214) 378-8437
              E-Mail: veronicam@digrec.com